HOLLYER BRADY SMITH TROXELL
           BARRETT ROCKETT HINES & MONE LLP
                   551 Fifth Avenue
                  New York, NY 10176

                  Tel: (212) 818-1110
                  FAX: (212) 818-0494


                         April 29, 1999


To the Trustees of Churchill Tax-Free Trust

     We consent to the incorporation by reference into post-effective amendment No. 14 under the 1933 Act and No. 15 under the 1940 Act of our opinion dated April 23, 1998.


                         Hollyer Brady Smith Troxell
                         Barrett Rockett Hines & Mone LLP

                         /s/ W.L.D. Barrett

                         by__________________________
                                 Partner